Exhibit 99.1

News Release

For Further Information:

Jessica Gulis, 248.509.9202

ir@prehld.com

Presurance Holdings, Inc. Announces 1-for-7 Reverse Stock Split

Troy, MI, May 28, 2026 – Presurance Holdings, Inc. (Nasdaq: PRHI) (“Presurance” or the “Company”) today announced a 1-for-7 reverse stock split of its common stock, effective at 5:00 p.m. Eastern Time on June 1, 2026. Beginning on June 2, 2026, the common stock will trade on The Nasdaq Capital Market ("Nasdaq") on a split adjusted basis.

At the Company's annual meeting of stockholders on June 3, 2025, the stockholders approved a proposal to amend the Company's Second Amended and Restated Articles of Incorporation, to effect a reverse split of the Company's outstanding common stock at a ratio in the range of 1-for-2 to 1-for-12 to be determined at the discretion of the Company's Board of Directors, whereby each outstanding 2 to 12 shares would be combined, converted and changed into one share of common stock, to enable the Company to comply with the Nasdaq's continued listing requirements. Subsequently, the Company's Board of Directors approved the reverse split at a ratio of 1-for-7. As a result of the reverse stock split, every 7 shares of the Company's common stock issued and outstanding will be automatically converted into one share of common stock, with no change in the par value per share or authorized number of shares of common stock.

Upon effectiveness, the reverse stock split will cause a reduction in the number of shares of common stock outstanding and issuable upon the conversion of the Company's outstanding restricted stock units, stock options and warrants in proportion to the ratio of the reverse split, and will cause a proportionate increase in the conversion and exercise prices of such stock options and warrants. Any fraction of a share of common stock that would be created as a result of the reverse stock split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Company's common stock as reported on Nasdaq on the last trading day before the reverse stock split becomes effective (on a split-adjusted basis).

The Company's common stock will continue to trade on Nasdaq under the symbol "PRHI." The new CUSIP number for the common stock following the reverse split is 20731J 409.

Exhibit 99.1

The number of authorized shares of the Company's common stock will remain at 100 million, while the number of outstanding shares will be reduced from approximately 26.2 million to approximately 3.7 million.

Additional information about the reverse stock split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on May 9, 2025, a copy of which is also available on the Company's website under the Investors & News page.

About Presurance Holdings

Presurance Holdings, Inc. is a Michigan-based property and casualty holding company. Through its subsidiaries, the Company provides specialty insurance coverage with a focus on disciplined growth and long-term value creation. The Company trades on the Nasdaq Capital Market under the symbol PRHI. Additional information can be found on the Company’s website at ir.PREHLD.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include the Company’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our Annual Report on Form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 27, 2026, and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this press release speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.